Exhibit 99.1

Iota Communications, Inc. Announces Appointment of Jim Dullinger as Chief Financial Officer

Executive Appointed to Oversee Company’s Aggressive Growth Plans and Exchange Uplisting

ALLENTOWN, PA /ACCESSWIRE/ DECEMBER 12, 2019 – Iota Communications, Inc. (OTCQB: IOTC), a wireless network carrier and software service company that provides Internet of Things solutions which optimize energy efficiency, sustainability and operations for commercial facilities, is pleased to announce the appointment of Jim Dullinger as Chief Financial Officer (“CFO”) effective December 9, 2019. In this role, Mr. Dullinger will lead the Company’s finance strategy and oversee the Company’s financial operations.

Mr. Dullinger joins Iota with more than 25 years of financial and operational experience across highly diverse endeavors in both publicly traded and private corporate environments along with a deep understanding of the technology industry.

“Jim’s proven track record in public company financial operations along with extensive experience serving technology companies is an ideal fit for Iota” said Terrence DeFranco, President & CEO of Iota. “As we approach our planned uplisting to an exchange and aggressive growth strategy commercializing our massive nationwide portfolio of 800 MHz spectrum, we could not be more thrilled to add Jim Dullinger to the CFO role.”

“I am excited to join Iota’s Executive Team to help the Company execute the next phase of its business strategy,” stated Mr. Dullinger. “I look forward to putting my skills and experience to work helping Iota generate greater value for all its stakeholders.”

Jim Dullinger Bio

Mr. Dullinger previously served as CFO, VP Finance, and Controller at several startup and middle-market technology, e-commerce, and life sciences companies. In these roles, Mr. Dullinger provided financial leadership through periods of rapid growth and business transformation, significantly increasing sales while improving operating efficiency, optimizing capital structure, and building scalable financial processes and infrastructure. Prior to joining Iota, Mr. Dullinger served as Director of Finance and Accounting Advisory Services at Centri Business Consulting, assisting multiple clients with their financial reporting and technical accounting needs. Mr. Dullinger began his career in public accounting with 10 years of combined experience at KPMG and PwC providing audit and assurance services to complex publicly traded companies operating across several industries. Mr. Dullinger is an actively licensed Certified Public Accountant and holds a MBA in Finance from the McDonough School of Business, Georgetown University and a BBA in Accounting from Temple University.

About Iota Communications, Inc.

Iota is a wireless network carrier system and software applications platform dedicated to the Internet of Things. Iota sells recurring-revenue solutions that optimize energy usage, sustainability and operations for commercial and industrial facilities both directly and via third-party relationships. Iota also offers important ancillary products and services which facilitate the adoption of its subscription-based services, including solar energy, LED lighting, and HVAC implementation services.

Forward-Looking Statements:

This press release may contain “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include, but are not limited to,: risks related to the acquisition and integration of the assets we acquired from Solbright Group, Inc., risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:
Iota Communications, Inc.
645 Hamilton Street, Suite 400
Allentown, PA 18101
Attn: Investor Relations
investors@iotacommunications.com

Public Relations Contact:
Greg Lutowsky, SVP, Corporate Communications
glutowsky@iotacommunications.com
(855) 743-6478

SOURCE:  Iota Communications, Inc.
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